Exhibit 3.1

Form 1 Articles of Incorporation Canada Business Corporations Act (s. 6)	Formulaire 1 Statuts constitutifs Loi canadienne sur les sociétés par actions (art. 6)

1	Corporate name Dénomination sociale Innocan Pharma Corporation

2	The province or territory in Canada where the registered office is situated La province ou le territoire au Canada où est situé le siège social AB

3

The classes and any maximum number of shares that the corporation is authorized to issue

Catégories et le nombre maximal d’actions que la société est autorisée à émettre

See attached schedule / Voir l’annexe ci-jointe

4	Restrictions on share transfers Restrictions sur le transfert des actions See attached schedule / Voir l’annexe ci-jointe

5	Minimum and maximum number of directors Nombre minimal et maximal d’administrateurs Min. 1 Max. 7

6	Restrictions on the business the corporation may carry on Limites imposées à l’activité commerciale de la société None

7	Other Provisions Autres dispositions See attached schedule / Voir l’annexe ci-jointe

8

Incorporator’s Declaration: I hereby certify that I am authorized to sign and submit this form.

Déclaration des fondateurs : J’atteste que je suis autorisé à signer et à soumettre le présent formulaire.

Name(s) - Nom(s)	Original Signed by - Original signé par

Daryl S. Fridhandler	Daryl S. Fridhandler
Daryl S. Fridhandler

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’unemprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 3419 (2008/04)

Innocan Pharma Corporation

SCHEDULE “A”

The Corporation is authorized to issue an unlimited number of Common Shares, an unlimited number of Non-Voting Shares, an unlimited number of First Preferred Shares, issuable in series, and an unlimited number of Second Preferred Shares, issuable in series.

I.	COMMON SHARES

The rights, privileges, restrictions and conditions attaching to the Common Shares shall be as follows:

l.	Voting

1.1	Holders of Common Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Corporation, except meetings of holders of another class of shares. Each Common Share shall entitle the holder thereof to one vote.
2.	Dividends

2.1	Subject to the preferences accorded to holders of First Preferred Shares, Second Preferred Shares and any other shares of the Corporation ranking senior to the Common Shares from time to time with respect to the payment of dividends, holders of Common Shares shall be entitled to receive, if, as and when declared by the Board of Directors, such dividends as may be declared thereon by the Board of Directors from time to time.

3.	Liquidation, Dissolution or Winding-up

3.1	In the event of the voluntaty or involuntary liquidation, dissolution or winding-up of the Corporation, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs (such event referred to herein as a “Distribution”), holders of Common Shares shall be entitled, subject to the preferences accorded to holders of the First Preferred Shares, Second Preferred Shares and any other shares of the Corporation ranking senior to the Common Shares from time to time with respect to payment on a Distribution, to share rateably, share for share, with the Non-Voting Shares (to the maximum amount specified for the Non-Voting Shares) in the remaining property of the Corporation.

II.	NON-VOTING SHARES

The rights, privileges, restrictions and conditions attaching to the Non-Voting Shares shall be as follows:

l.	Voting

1.1	Holders of Non-Voting Shares shall be entitled to receive notice of and to attend at all meetings of shareholders of the Corporation, except meetings of holders of another class of shares. Non-Voting Shares shall not entitle the holder thereof to vote except at class meetings of Non-Voting Shares at which they shall be entitled to one vote for each Non-Voting Share.

Innocan Pharma Corporation

2.	Dividends

2.1	Subject to the preferences accorded to holders of First Preferred Share·s, Second Preferred Shares and any other shares of the Corporation ranking senior to the Non-Voting Shares from time to time with respect to the payment of dividends, holders of Non-Voting Shares shall be entitled to receive, if, as and when declared by the Board of Directors, such dividends as may be declared thereon by the Board of Directors from time to time,

3.	Liquidation, Dissolution or Winding-up

3.1	In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, or any other distribution of its assets among its shareholders for the purpose of Distribution, holders of Non-Voting Shares shall be entitled, subject to the preferences accorded to holders of the First Preferred Shares, Second Preferred Shares and any other shares of the Corporation ranking senior to the Non-Voting Shares from time to time with respect to payment on a Distribution, to share rateably, share for share, with the Common Shares and any other class of shares ranking equally with the Non-Voting Shares in the remaining property of the Corporation Shares to the maximum of the aggregate capital contribution attributable to the Non-Voting Shares.

III.	FIRST PREFERRED SHARES

The rights, privileges, restrictions and conditions attaching to the First Preferred Shares, as a class, shall be as follows:

1.	Issuance in Series

1.1	Subject to the filing of Articles of Amendment in accordance with the Canada Business Corporations Act (the “Act”), the Board of Directors may at any time and from time to time issue the First Preferred Shares in one or more series, each series to consist of such number of shares as may, before the issuance thereof, be determined by the Board of Directors.

1.2	Subject to the filing of Articles of Amendment in accordance with the Act, the Board of Directors may from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attaching to each series of First Preferred Shares including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to such series on a Distribution, the extent, if any, of further participation on a Distribution, voting rights, if any, and dividend rights (including whether such dividends be preferential, or cumulative or non-cumulative), if any.

2.	Liquidation

2.1	In the event of a Distribution, holders of each series of First Preferred Shares shall be entitled, in priority to holders of Common Shares, Second Preferred Shares and any other shares of the Corporation ranking junior to the First Preferred Shares from time to time with respect to payment on a Distribution, to be paid rateably with holders of each series of First Preferred Shares the amount, if any, specified as being payable preferentially to the holders of such series on a Distribution.

Innocan Pharma Corporation

3.	Dividends

3.1	The holders of each series of First Preferred Shares shall be entitled, in priority to holders of Common Shares, Second Preferred Shares and any other shares of the Corporation ranking junior to the First Preferred Shares from time to time with respect to the payment of dividends, to be paid rateably with holders of each other series of First Preferred Shares, the amount of accumulated dividends, if any, specified as being payable preferentially to the holders of such series.

IV.	SECOND PREFERRED SHARES

The rights, privileges, restrictions and conditions attaching to the Second Preferred Shares, as a class, shall be as follows:

I.	Issuance in Series

1.1	Subject to the filing of Articles of Amendment in accordance with the Act, the Board of Directors may at any time and from time to time issue the Second Preferred Shares in one or more series; each series to consist of such number of shares as may, before the issuance thereof, be determined by the Board of Directors.

1.2	Subject to the filing of Articles of Amendment in accordance with the Act, the Board of Directors may from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attaching to each series of Second Preferred Shares including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to such series on a Distribution, the extent, if any, of further participation on a Distribution; voting rights, if any, and dividend rights (including whether such dividends be preferential, or cumulative or non-cumulative), if any.

2.	Liquidation

2.1	In the event of a Distribution, holders of each series of Second Preferred Shares shall be entitled, subject to the preference accorded to. holders of First Preferred Shares but in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the Second Preferred Shares from time to time with respect to payment on a Distribution, to be paid rateably with holders of each other series of Second Preferred Shares the amount, if any, specified as being payable preferentially to the holders of such series on a Distribution.

3.	Dividends

3.1	The holders of each series of Second Preferred Shares shall be entitled, subject to the preference accorded to the holders of First Preferred Shares but in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the Second Preferred Shares from time to time with respect to the payment of dividends, to be paid rateably with holders of each other series of Second Preferred Shares, the amount of accumulated dividends, if any, specified as being payable preferentially to the holders of such series.

Innocan Pharma Corporation

SCHEDULE “B”

No shares of the Corporation shall be transferred without the approval of the directors, provided that approval of any transfer of shares may be given as aforesaid after the transfer has been effected upon the records of the Corporation, in which event, unless the said approval stipulates otherwise, the said transfer shall be valid and shall take effect as from the date of its very entry upon the books of the Corporation.

Innocan Pharma Corporation

SCHEDULE “C”

1.	The directors of the corporation may, without authorization of the shareholders:

a.	borrow money on the credit of the Corporation;

b.	issue, reissue, sell or pledge debt obligations of the Corporation;

c.	subject to the Canada Business Corporations Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person, and;

d.	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

2.	The directors may, by resolution, delegate the powers referred to in section (1) hereof to a director, a committee of directors or an officer.

3.	The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of the Corporation.

4.	Meetings of the shareholders may be held at any place within North America or Israel.